Exhibit 2.2

FIRST AMENDMENT

TO

BUSINESS COMBINATION AGREEMENT

This First Amendment (“First Amendment”) to the Business Combination Agreement (as defined below) is made and entered into as of June 6, 2025, by and among (i) Aimei Health Technology Co., Ltd, an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”), (ii) Aimei Investment Ltd, an exempted company incorporated with limited liability in the Cayman Islands, in the capacity as, from and after the Closing, the representative for Purchaser and the shareholders of Purchaser immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Purchaser Representative” or “Aimei Investment”), (iii) United Hydrogen Global Inc., an exempted company incorporated with limited liability in the Cayman Islands, (“Pubco”), (iv) United Hydrogen Victor Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”); (v) United Hydrogen Worldwide Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Second Merger Sub”); and (vi) United Hydrogen Group Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS:

WHEREAS, Purchaser, Purchaser Representative, Pubco, First Merger Sub, Second Merger Sub, and the Company have entered into that certain Business Combination Agreement, dated as of June 19, 2024 (the “Business Combination Agreement”); and

WHEREAS, the Parties now desire to amend the Business Combination Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendment to Business Combination Agreement. Section 9.1(b) of the Business Combination Agreement is hereby amended by deleting in its entirety and replacing with the following:

“(b) by written notice by Purchaser or the Company if any of the conditions to the Closing set forth in Article VIII have not been satisfied or waived by September 30, 2025 (as may be extended pursuant to the next proviso, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, Pubco, First Merger Sub or Second Merger Sub) of any representation, warranty, covenant or obligation under this Agreement was a material and proximate cause of, or materially and proximately resulted in, the failure of the Closing to occur on or before the Outside Date.”

2. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Business Combination Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Business Combination Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the “Agreement” and the “Business Combination Agreement” in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Business Combination Agreement, as amended by this First Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Business Combination Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Business Combination Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Business Combination Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 11.1 through 11.10, and 11.12 through 11.16 of the Business Combination Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be signed and delivered as of the date first written above.

Purchaser:

AIMEI HEALTH TECHNOLOGY CO., LTD

By:	/s/ Xie Junheng
Name:	Xie Junheng
Title:	CEO and Director

Purchaser Representative:

AIMEI INVESTMENT LTD

By:	/s/ Xie Junheng
Name:	Xie Junheng
Title:	Secretary

[Signature Page to First Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be signed and delivered as of the date first written above.

Pubco:

UNITED HYDROGEN GLOBAL INC.

By:	/s/ Xia Ma
Name:	Xia Ma
Title:	Director

First Merger Sub:

UNITED HYDROGEN VICTOR LIMITED

By:	/s/ Xia Ma
Name:	Xia Ma
Title:	Director

Second Merger Sub:

UNITED HYDROGEN WORLDWIDE LIMITED

By:	/s/ Xia Ma
Name:	Xia Ma
Title:	Director

The Company:

UNITED HYDROGEN GROUP INC.

By:	/s/ Xia Ma
Name:	Xia Ma
Title:	Director

[Signature Page to First Amendment to Business Combination Agreement]